UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material under §240.14a-12

STAPLES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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This filing consists of a blog post made by Shira Goodman, the Chief Executive Officer of Staples, Inc., that was posted and emailed to employees on June 30, 2017.

The Hub     Yammer     Contact Shira

To state the obvious, this was a big week for Staples and a big week for our people. It was exciting, it was bold, but it was also a change. Once again our people — all of you — amazed me with your ability to absorb the change, understand the positives, and respond with energy, enthusiasm and gumption! I received many, many emails from you. Let me share a few of them to give you a flavor:

•                  “This is great for Staples, our vision for our customers, and for us — the associates. Very exciting!!!”

•                  “This is phenomenal. As masters of our own destiny, answerable to our new owners and customers, we can at last get on with driving our business without the compromises and shackles sometimes forced upon us before. This is ours to win as we unleash the power of Staples.”

•                  “This is the best answer for Staples shareholders as well as gives the Company the opportunity to rebuild its iconic status in the digital economy.”

•                  “We have all seen and shared your frustration that ‘the market’ just does not seem to understand we are no longer simply an office supply company... we will be much more nimble to pivot quickly, to try new things, to fail at some and move quickly on what those errors were. We can push the Pro and be known for what we really are, a company of great people with an amazing leadership team.”

•                  “Super exciting news!!!!!!! Now we can execute all our amazing ideas faster! Very excited to be a part of this new chapter!”

•                  “We are going to achieve amazing things over the road ahead growing our people and business! Looking forward to the challenge!”

Thank you for your support and enthusiasm for our next exciting chapter. Our people are our secret sauce. They always have been and they always will. I am truly humbled to be your teammate. We have work to do... but as always we are in it together to win!

But first, enjoy the holiday weekend... Canada Day for our northern neighbors and

Independence Day in the U.S. Good days to step back, reflect, and appreciate all the blessings in our lives. Let’s come back rejuvenated and refreshed, and ready to rock on!

Onward and upward to our bright future!

Internal Use Only — this message should not be forwarded externally.

Additional Information and Where to Find It

This letter may be deemed solicitation material in respect of the proposed acquisition of Staples by Arch Parent Inc. (the “Parent”), an affiliate of Sycamore Partners, L.P. Staples plans to file with the SEC and mail to its stockholders a Proxy Statement in connection with the transaction. This letter does not constitute a solicitation of any vote or approval. The Proxy Statement will contain important information about the Parent, Staples, the merger and related matters. Investors and security holders are urged to read the Proxy Statement carefully when it is available.

Investors and security holders will be able to obtain free copies of the Proxy Statement and other documents filed with the SEC by the Parent and Staples through the web site maintained by the SEC at www.sec.gov. In addition, investors and security holders will be able to obtain free copies of the Proxy Statement from Staples by contacting Staples Investor Relations department at investor@staples.com. In addition, the proxy statement and our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to section 13(a) or 15(d) of the Securities Exchange Act of 1934 are available free of charge through our website at investor.staples.com as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC.

Staples, and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Staples’s stockholders with respect to the transactions contemplated by the Merger Agreement. Information regarding Staples’ directors and executive officers, including their ownership of Staples’ securities, is contained in Staples’ Annual Report on Form 10-K for the year ended January 28, 2017 and its proxy statement dated April 20, 2017, which are filed with the SEC. Investors and security holders may obtain additional information regarding the direct and indirect interests of Staples and its directors and executive officers in the proposed transaction by reading the proxy statement and other public filings referred to above.

Safe Harbor for Forward-Looking Statements Statements in this letter regarding the proposed transaction between the Parent and Staples, the expected timetable for completing the transaction, future financial and operating results, future opportunities for the combined company and any other statements about the Parent and Staples managements’ future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” estimates and similar expressions) should also be considered to be forward looking statements, although not all forward-looking statements contain these identifying words. Readers should not place undue reliance on these forward-looking statements. The Company’s actual results may differ materially from such forward-looking statements as a result of numerous factors, some of which Staples may not be able to predict and may not be within Staples’s control. Factors that could cause such differences include, but are not limited to, (i) the risk that the proposed merger may not be completed in a timely manner, or at all, which may adversely affect Staples’s business and the price of its common stock, (ii) the failure to satisfy all of the closing conditions of the proposed merger, including the adoption of the merger agreement by Staples’ stockholders and the receipt of certain governmental and regulatory approvals in the U.S. and in foreign jurisdictions, (iii) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement, (iv) the effect of the announcement or pendency of the proposed merger on Staples’s business, operating results, and relationships with customers, suppliers, competitors and others, (v) risks that the proposed merger may disrupt Staples’s current plans and business operations, (vi) potential difficulties retaining employees as a result of the proposed merger, (vii) risks related to the diverting of management’s attention from Staples’s ongoing business operations, and (viii) the outcome of any legal proceedings that may be instituted against Staples related to the merger agreement or the proposed merger. There are a number of important, additional factors that could cause actual results or events to differ materially from those indicated by such forward looking statements, including the factors described in Staples’s Annual Report on Form 10-K for the year ended January 28, 2017 and its most recent quarterly report filed with the SEC. The Company disclaims any intention or obligation to update any forward looking statements as a result of developments occurring after the date of this letter.

Internal Use Only – this message should not be forwarded externally. To reply to Shira’s blog, please click here to visit the post on Yammer.